Exhibit 10.3

REAFFIRMATION AGREEMENT

This REAFFIRMATION AGREEMENT (this “Agreement”), is entered into as of December 21 2023, by and among ATRION CORPORATION, a Delaware corporation (the “Borrower”), each of the undersigned Subsidiaries of the Borrower (the “Guarantors” and, together with the Borrower, the “Credit Parties”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS:

A.         The Borrower and the Lender are party to that certain Credit Agreement, dated as of February 28, 2017 (as previously amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

B.         To guaranty and secure the payment and performance of the Secured Obligations (as defined in the Existing Credit Agreement), and to otherwise induce the Lender to make Loans and other extensions of credit thereunder, the Borrower and the other Credit Parties executed and delivered prior to the date hereof one or more Loan Documents (in this instance only, as defined in the Existing Credit Agreement) including, without limitation, the agreements identified on Schedule 1 attached hereto (such Loan Documents identified on Schedule 1, as amended, restated, supplemented or otherwise modified prior to the date hereof, are referred to herein collectively as the “Existing Loan Documents”).

C.         The Borrower and the Lender have entered into that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”) which amends and restates the Existing Credit Agreement in its entirety. As a condition precedent to the effectiveness of the Amended and Restated Credit Agreement, the Borrower and the other undersigned Credit Parties are required to execute and deliver this Agreement reaffirming their obligations under the Existing Loan Documents, after giving effect to the Amended and Restated Credit Agreement and the other Loan Documents executed on or about the date hereof. Capitalized terms used herein but not defined herein shall have the respective meanings given to such terms in the Amended and Restated Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Reaffirmation of Existing Loan Documents. The Borrower and each other undersigned Credit Party hereby (a) acknowledges and consents to all the terms and conditions of this Agreement, (b) reaffirms, ratifies and confirms their respective payment and performance obligations under each of the Existing Loan Documents, and (c) confirms and reaffirms that each of the Liens granted in or pursuant to the Existing Loan Documents are valid and subsisting as security for the payment and performance of the Secured Obligations (or portion thereof) outstanding at any time under the Amended and Restated Credit Agreement.

2.          Certain References in Existing Loan Documents Deemed Amended. The parties hereto agree that, on and at all times after the date hereof, to the extent required to give effect to the Amended and Restated Credit Agreement and except as otherwise expressly provided in the Amended and Restated Credit Agreement, each reference in any Existing Loan Document to the “Credit Agreement” shall automatically be deemed to refer to the Amended and Restated Credit Agreement.

3.          Acknowledgment. The parties hereto acknowledge and agree that this Agreement is not intended to be a novation or discharge of, and shall not be a novation or discharge of, any obligation of any Credit Party under any Existing Loan Document. Accordingly, each Credit Party reaffirms, ratifies and confirms that the Liens granted to the Lender pursuant to the Existing Loan Documents and any other documents or instruments executed, filed or recorded in connection therewith, shall remain outstanding and in full force and effect, without interruption or impairment of any kind, in accordance with the terms of such document, and such Liens shall continue on and at all times after the date hereof to secure the “Obligations”, “Guaranteed Obligations” and/or “Secured Obligations” as those terms are defined in the Loan Documents, in favor of the Lender for itself and the other Secured Parties.

4.          Existing Loan Documents Shall Remain in Full Force and Effect. The Existing Loan Documents shall remain in existence and in full force and effect as amended pursuant to this Agreement, following the execution and delivery of this Agreement, the execution and delivery of the Amended and Restated Credit Agreement and the other documents, instruments and certificates executed and delivered in connection therewith.

5.          No Other Modification or Waiver. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided above, modify the Existing Loan Documents or operate as a waiver of any right, power or remedy of the Lender or any other Secured Party under the Existing Loan Documents, nor constitute a waiver of any provision of any of the Existing Loan Documents.

6.          Representations and Warranties. Each of the Credit Parties represents and warrants to the Lender, for the benefit of the Secured Parties, that (a) it is duly authorized to execute and deliver this Agreement, and to perform its obligations under this Agreement; (b) this Agreement has been duly executed and delivered on behalf of such Credit Party by its duly authorized representative; (c) this Agreement constitutes a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; (d) such Credit Party’s execution, delivery and performance of this Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and filings and recordings necessary to perfect the Liens created under the Loan Documents, (ii) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any contract or agreement binding upon such Credit Party or any of its Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by such Credit Party or any of its Subsidiaries which, in each case with respect to this clause (iii), could reasonably be expected to have a Material Adverse Effect, and (iv) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Credit Party or any of its Subsidiaries; and (e) each of the representations and warranties in Section 3 of the Collateral Agreement are true and correct on the date hereof as if all references therein to “as of the date hereof” (or any similar phrase) were deemed to refer to the Closing Date.

7.          Governing Law. THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, AND SHALL BE FURTHER SUBJECT TO THE PROVISIONS OF SECTIONS 9.5 AND 9.6 OF THE AMENDED AND RESTATED CREDIT AGREEMENT.

8.          Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may be executed by electronic signatures pursuant to, and in accordance with, the provisions Section 9.15 of the Amended and Restated Credit Agreement.

9.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, each other Credit Party, the Lender and their respective successors and assigns (subject to Section 9.9 of the Amended and Restated Credit Agreement).

10.        Loan Document. This Agreement shall be deemed to be a Loan Document under and as defined in the Amended and Restated Credit Agreement for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER :

ATRION CORPORATION

By:	/s/ Cindy Ferguson
Name: Cindy Ferguson
Title: Vice President, Chief Financial Officer

CREDIT PARTIES:

ATRION MEDICAL PRODUCTS, INC.

By:	/s/ Cindy Ferguson
Name: Cindy Ferguson
Title: Vice President

HALKEY-ROBERTS CORPORATION

By:	/s/ Cindy Ferguson
Name: Cindy Ferguson
Title: Vice President

QUEST MEDICAL, INC.

By:	/s/ Cindy Ferguson
Name: Cindy Ferguson
Title: Vice President

ALATENN PIPELINE COMPANY, LLC

By:	/s/ Cindy Ferguson
Name: Cindy Ferguson
Title: Vice President

ATRION LEASING COMPANY, LLC

By:	/s/ Cindy Ferguson
Name: Cindy Ferguson
Title: Vice President

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ William Mims
Name: William Mims
Title: Vice President

Atrion Corporation

Reaffirmation Agreement

Signature Page

SCHEDULE 1

1.	Guaranty Agreement dated as of February 28, 2017, executed by the Borrower and the Guarantors in favor of the Lender, for the benefit of the Secured Parties (the “Guaranty Agreement”).

2.	Collateral Agreement dated as of February 28, 2017, by and among the Borrower and the Guarantors, as Grantors in favor of the Lender, for the ratable benefit of the Secured Parties (the “Collateral Agreement”).